CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated December 16, 2015 relating to the financial statements and financial highlights which appear in the October 31, 2015 Annual Reports to Shareholders of Schwab Core Equity Fund, Schwab Dividend Equity Fund, Schwab Financial Services Fund, Schwab Health Care Fund, Schwab Hedged Equity Fund, Schwab International Core Equity Fund, Schwab Large-Cap Growth Fund, Schwab Small-Cap Equity Fund, Schwab Balanced Fund, Schwab International Index Fund, Schwab S&P 500 Index Fund, Schwab Small-Cap Index Fund, Schwab Total Stock Market Index Fund, Schwab Fundamental Emerging Markets Large Company Index Fund, Schwab Fundamental International Large Company Index Fund, Schwab Fundamental International Small Company Index Fund, Schwab Fundamental US Large Company Index Fund, Schwab Fundamental US Small Company Index Fund, Laudus International MarketMasters Fund, Laudus Small-Cap MarketMasters Fund, Schwab MarketTrack All Equity Portfolio, Schwab MarketTrack Balanced Portfolio, Schwab MarketTrack Conservative Portfolio, Schwab MarketTrack Growth Portfolio, Schwab Target 2010 Fund, Schwab Target 2015 Fund, Schwab Target 2020 Fund, Schwab Target 2025 Fund, Schwab Target 2030 Fund, Schwab Target 2035 Fund, Schwab Target 2040 Fund, Schwab Target 2045 Fund, Schwab Target 2050 Fund and Schwab Target 2055 Fund which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings “Financial highlights”, “Independent Registered Public Accounting Firm” and “Portfolio Holdings Disclosure” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP
San Francisco, California
February 23, 2016